EXHIBIT 4.9

MSC.SOFTWARE CORPORATION

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) by and between MSC.SOFTWARE CORPORATION, a Delaware corporation (the “Corporation”), and [            ] (the “Grantee”) evidences the performance stock unit award (the “Award”) granted by the Corporation to the Grantee as to the number of stock units first set forth below.

Number of Stock Units:1 [            ]                             Effective Date: [                    , 2005]

Vesting1,2 The Award shall vest as provided in Section 2 below.

The Award is subject to the Terms and Conditions of Performance Stock Unit Award (the “Terms”) attached to this Award Agreement (incorporated herein by this reference). The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The parties agree to the terms of the Award set forth herein. The Grantee acknowledges receipt of a copy of the Terms.

“GRANTEE”	MSC.SOFTWARE CORPORATION, a Delaware corporation

Signature	By:
Print Name:
Print Name	Title:

[1]	Subject to adjustment under Section 8 of the Terms.
[2]	Subject to early termination under Section 7 of the Terms.

TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1. Performance Stock Units. As used herein, a “Performance Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of the common stock of the Corporation (the “Common Stock”). The Performance Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Performance Stock Units vest pursuant to Section 2.

The Performance Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Section 6 below. The Performance Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.

2. Vesting. Subject to adjustment as provided herein, the Performance Stock Units subject to the Award shall vest upon the earlier to occur of

(i)	the date following the date on which the closing price or last price, as applicable, per share of the Common Stock reported on the composite tape for securities listed on either the New York Stock Exchange or the NASDAQ National Market has equaled or exceeded [$ ] for each of the thirty (30) consecutive trading days on which the Common Stock is actively traded preceding such date; or

(ii)	the date immediately preceding a Company Sale (as defined below) in which the value of the per-share consideration received by the holders of the Corporation’s Common Stock in respect of such Company Sale equals or exceeds [$ ];

provided, however, that any Performance Stock Units that have not vested pursuant to the foregoing clause (i) as of the close of trading on the thirtieth (30th) trading day following the second anniversary of the Effective Date, or pursuant to the foregoing clause (ii) as of the second anniversary of the Effective Date shall automatically terminate as of such second anniversary date. For purposes of clarity, the Performance Stock Units may not vest pursuant to the foregoing clause (i) based on the price of the Common Stock on any securities exchange other than the New York Stock Exchange or the NASDAQ National Market.

For purposes of this Award Agreement, “Company Sale” means any of the following:

(i)	approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries (as defined below) or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

(ii)	approval by the stockholders of the Corporation of the sale of substantially all of the Corporations’ business and/or assets to a person or entity that is not a Subsidiary (as defined below); or

(iii)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 30% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

For purposes of this Award Agreement, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Corporation.

3. Continuance of Employment. The vesting schedule requires continued employment through the applicable vesting date as a condition to the vesting of the Award and the rights and benefits under this Award Agreement. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 7 below.

Nothing contained in this Award Agreement constitutes an employment commitment by the Corporation or any Subsidiary (as defined below), confers upon the Grantee any right to remain employed by the Corporation or any Subsidiary, or interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Corporation.

4. No Stockholder Rights. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Performance Stock Units or any shares of Common Stock issuable in respect of such Performance Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

5. Restrictions on Transfer. Prior to the time (if any) the Performance Stock Units are vested and paid, neither the Performance Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

The transfer restrictions of this Section 5 shall not apply to transfers to the Corporation.

6. Timing and Manner of Payment of Performance Stock Units. Performance Stock Units subject to this Award Agreement that vest in accordance with Section 2 shall be paid in an equivalent number of shares of Common Stock, which shall be fully paid and non-assessable, promptly on or as soon as practicable after the vesting date of such units (the “Payment Date”), but in no event earlier than the earliest date that payment may be received under Section 409A (as defined herein). Such payment shall be subject to the tax withholding provisions of Section 9 and subject to adjustment as provided in Section 8, and shall be in complete satisfaction of such vested Performance Stock Units. The Grantee shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 10 and Section 11.

7. Effect of Termination of Employment. The Award and any Performance Stock Units subject to the Award, to the extent not vested as of the first date the Grantee is no longer employed by the Corporation or one of its Subsidiaries, shall terminate as of such date (regardless of the reason for such termination, including, without limitation, a termination due to death or disability), and the Grantee shall have no further rights with respect to the Award or such Performance Stock Units.

8. Adjustments Upon Specified Events.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety; then the Corporation shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances make adjustments if appropriate in the number of Performance Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.

The Corporation shall adjust the performance measures, performance goals, relative weights of the measures, and other provisions of this Award Agreement to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any stock split, reverse stock split, stock dividend, material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Corporation’s earnings, or (4) any other similar special circumstances.

9. Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Performance Stock Units. The Corporation may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Performance Stock Units at the then Fair Market Value (as defined below) of the Common Stock (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such Performance Stock Units. The Corporation may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Performance Stock Units other than the vesting of such units, or if the Corporation for any reason does not satisfy the withholding obligations with respect to the vesting of the Stock Units as provided above in this Section 9 the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

For purposes of this Award Agreement, “Fair Market Value” on any date means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of the Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Corporation’s Board of Directors at such time for purposes of this Award Agreement. Any determination as to fair market value made pursuant to this Award Agreement shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

10. Compliance with Laws. The Award and the offer, issuance and delivery of securities and/or payment of money under this Award Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The Grantee will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. The Corporation will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the New York Stock Exchange.

11. Representations and Warranties. In the event, and only in the event, that any Performance Stock Units are to be paid in shares of Common Stock pursuant to this Award Agreement at a time when the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of the shares of Common Stock covered by this Award Agreement, the Grantee, at the time he or she acquires such shares, shall represent and warrant to the Corporation that:

(a)	the shares of Common Stock that may be acquired by the Grantee pursuant to this Award Agreement will be acquired for the Grantee’s own account and not with a view to, or in connection with, a distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the shares of Common Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b)	the Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act and is sophisticated in financial matters;

(c)	the Grantee is able to bear the economic risk of his or her investment in the shares for an indefinite period of time because the shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d)	the Grantee has had the opportunity to ask questions of, and receive answers from, the Corporation and its management concerning the terms and conditions of the offering of the Common Stock and to obtain information regarding the Corporation’s condition (financial and otherwise) and operations; and

(e)	this Award Agreement and each of the other agreements contemplated hereby to which such Grantee is a party constitute legal, valid and binding obligations of the Grantee, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery and performance of this Award Agreement and such other agreements by such Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or any judgment or decree to which the Grantee is subject.

12. Legends. In the event, and only in the event, that, at the time any Performance Stock Units are to be paid in shares of Common Stock pursuant to this Award Agreement, the Corporation does not have an effective Form S-8 Registration Statement (including a reoffer prospectus prepared in accordance with the SEC’s General Instructions to Form S-8) on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common

Stock covered by this Award Agreement, the certificates, if any, representing the shares of Common Stock so paid will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

13. Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

14. Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Award Agreement are for the purpose of convenience only, and they neither form a part of this Award Agreement nor are they to be used in the construction or interpretation thereof.

15. Governing Law. This Award Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary.

16. Construction. This Award Agreement shall be construed and interpreted to comply with Section 409A of the Internal Revenue Code (“Section 409A”). The Corporation reserves the right to amend this Award Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Performance Stock Units in light of Section 409A and any regulations or other guidance promulgated thereunder.

17. Severability. If any provision of this Award Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Award Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Award Agreement are declared to be severable.

18. Entire Agreement. This Award Agreement embodies the entire agreement of the parties hereto respecting the matters within the scope of this Award Agreement and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Award Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. This Award Agreement is an integrated agreement as to the subject matter hereof.

19. Modifications. This Award Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Award Agreement, which agreement is executed by both of the parties hereto.

20. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Award Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

21. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or one of its subsidiaries, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 21.

22. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Award Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.